Analyst Day Summary John Dickson President and CEO Analyst Day - November 2003

Agere's Transformation 2002 - 2003: 'Survive and Realign' 2004: 'Strategy Alignment' 2005 + Beyond: 'Model Performance' x Product portfolio actions Manufacturing consolidation Fix the balance sheet Achieve profitability Revenue growth in existing strengths Drive toward business model results Gross margin 45 - 50% Operating margin approaching 15% Invest in future growth opportunities 3G, consumer HDD, Wi-Fi multimode Ethernet, SAN, RF power Accelerated growth Achieve and sustain business model

Key Initiatives for Sustained Excellence Gross margin improvement Design for manufacturing; manufacturing readiness Program management Marketing excellence Performance management Product and Customer Service Leadership

Why We Are Winning Great progress demonstrated in financial results Cash flow, margins, balance sheet Business focused on continued improvement Strong market positions in Client and Infrastructure Established momentum in Client Systems Gaining share in our two largest businesses: storage and wireless terminals Demonstrated ability to integrate around our IP Taking advantage of our independent status in Infrastructure Systems Ability to generate and maintain gross margins Strong design win performance Capable, motivated employees